EXHIBIT 10.19

EXHIBIT A

(attached to and made a part of the Line of Credit Agreement dated July 9, 2007, the First Amendment dated January 24, 2008 and the Second Amendment between

LDR Properties Inc. (formerly Aurora Beverage Corporation and

Northern Ethanol (Canada) Inc.)

PROMISSORY NOTE

March 7, 2008	Up to $US8,000,000

FOR VALUE RECEIVED, the undersigned Northern Ethanol (Canada) Inc., an Ontario corporation (the “Borrower”), promises to pay to LDR Properties Inc., an Ontario corporation (the “Lender”) at Toronto, Ontario, in lawful money of the United States of America, the principal sum of up to EIGHT MILLION DOLLARS US$8,000,000 with interest on so much thereof as is from time to time outstanding accruing at a rate of eight percent (8%) per annum, payable monthly.

Until the repayment of this Promissory Note is required by its terms, this note may be drawn upon by the Borrower at any time, up to the face amount of $US8,000,000 of principal amount outstanding. Upon Borrower’s receipt of each advance from Lender, Borrower shall sign below to acknowledge receipt of that advance and the agreement of Borrower to repay that amount pursuant to this Promissory Note. Payment of principal and any unpaid interest shall be due in full on or before July 8, 2009.

This Promissory Note may be prepaid prior to its due date without penalty and without notice by Borrower.

Borrower, for itself, its successors and assigns, respectively, expressly waives presentment for payment, notice of protest, and diligence in collection, and consents that the time of said payments or any part thereof may be extended by Lender without in any way modifying, altering, releasing, affecting, or limiting its respective liability.

Borrower agrees to reimburse Lender for all reasonable costs, including reasonable attorneys’ fees, incurred to collect this Promissory Note, or any installments, if not paid when due.

This Promissory Note is unsecured and may not be assigned, pledged, or otherwise transferred or encumbered without the prior written consent of the Borrower.

NORTHERN ETHANOL (CANADA) INC. 193 King Street East Suite 300 Toronto, Ontario M5A 1J5
Per:	s/Gord Laschinger
Name:	Gord Laschinger
Title:	CEO

Borrower’s acknowledgement of receipt of advances and agreement to repay pursuant to the terms of this Promissory Note:

Advance Amount	Date Received	Acknowledgement of Receipt by Borrower

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